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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   October 29, 1997
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                           Skaneateles Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)



Delaware                          0-18513                     16-1368745
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(State or other                  (Commission                (IRS Employer
jurisdiction of                  File Number)               Identification No.)
incorporation)

33 E. Genesee Street
Skaneateles, New York                                               13152
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(address of principal executive office)                           (Zip Code)




Registrant's Telephone number, including area code:  (315) 685-2265
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                                 Not applicable
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(Former name or former address, if changed since last report)


                                                            Page 1 of 3 pages.

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Item 5.   Other Events
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          On October 28, 1997, the registrant declared a three-for-two stock split, in the form of a 50 percent stock dividend, payable on November 28, 1997 to shareholders of record on November 12. The stock split will increase the Company's shares outstanding by approximately 477,700 shares. The Company had 955,457 shares outstanding on October 28.

          Under the terms of the stock dividend, Skaneateles Bancorp shareholders will receive a dividend of one share for every two shares held on November 12. Fractional shares created by the stock dividend will be paid in cash based upon the last reported sale price on November 12, as adjusted for the stock dividend, except for shareholders participating in the Company's dividend reinvestment plan who will receive fractional shares credited to their accounts.








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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Skaneateles Bancorp, Inc.
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                                                  (Registrant)


                                           By:  /s/ Daniel Mohr
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                                                J. Daniel Mohr
                                                Treasurer

Dated October 29, 1997








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